CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in these combined Prospectus/Proxy Statements and Statements of Additional Information constituting parts of this Registration Statement on Form N-14 (“Registration Statement”) of Variable Series I (formerly Scudder Variable Series I) of our report dated February 22, 2006, relating to the financial statements and financial highlights which appears in the December 31, 2005 Annual Report to Shareholders of DWS International VIP, DWS Growth & Income VIP, and DWS Capital Growth VIP, which is also incorporated by reference into this Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firms”, and in Exhibit A “Form of Agreement and Plan of Reorganization” under the heading “Representations and Warranties” in such Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Highlights” and “Financial Statements” included in Form N-1A of DWS Variable Series I (formerly Scudder Variable Series I) dated May 1, 2006, which is incorporated by reference into such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

September 27, 2006